UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 24, 2006

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Little Falls Road, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

(973) 882-0860

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On July 24, 2006, Unigene Laboratories, Inc. (the “Company”) and Upsher-Smith Laboratories, Inc. (“Upsher-Smith”) filed a lawsuit in the U.S. District Court for the Southern District of New York against Apotex Inc., a Canadian generic pharmaceutical manufacturer, for infringement of the Company’s U.S. Patent No. 6,440,392. The lawsuit results from an Abbreviated New Drug Application (“ANDA”) filed by Apotex Inc. seeking approval of a nasal spray product that claims to be a generic equivalent of Fortical®, the nasal calcitonin product for the treatment of postmenopausal osteoporosis that is manufactured by the Company and marketed by Upsher-Smith. The filing of the lawsuit automatically stays FDA approval of Apotex’s ANDA for at least 30 months, unless an adverse court decision occurs earlier. A copy of the press release issued by the Company announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
99.1	Press Release dated July 25, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/s/ Warren P. Levy
Warren P. Levy, President

Date: July 28, 2006

Exhibit Index

Exhibit No.	Document Description
99.1	Press Release dated July 25, 2006